Exhibit 99.1

Bone Biologics Appoints Healthcare Finance Veteran Robert E. Gagnon to Board of Directors

Brings 20+ years of experience in finance and business operations at both public and private life sciences companies

BURLINGTON, Mass. (January 11, 2024) — Bone Biologics Corporation (“Bone Biologics” or the “Company”) (Nasdaq: BBLG, BBLGW), a developer of orthobiologic products for spine fusion markets, today announced that effective immediately Robert E. Gagnon has been named to the Company’s board of directors. Mr. Gagnon fills the seat left by Erick Lucera, who has resigned effective upon Mr. Gagnon’s appointment. The number of directors of Bone Biologics remains at four.

Mr. Gagnon is currently chief financial officer of Remix Therapeutics, a clinical stage company focused on small molecule-mediated reprogramming of RNA processing to address hard-to-drug disease drivers.

“We are delighted that a professional of Rob’s stature has agreed to join our board of directors,” said Jeffrey Frelick, president and chief executive officer of Bone Biologics. “He has supported the growth of so many successful companies and we look forward to Rob’s counsel. His experiences with clinical stage companies, capital raising, and commercial organizations will be particularly valuable as we undertake our pilot study with NB-1.”

Mr. Gagnon brings more than 20 years of financial and commercial experience leading global finance operations. He served as an Operating Partner at Gurnet Point Capital, a healthcare venture capital and private equity fund. He was Chief Business Officer and Chief Financial Officer at Verastem Oncology. Before that, he was Chief Financial Officer at Harvard Bioscience, Inc. Mr. Gagnon served as Executive Vice President, Chief Financial Officer, and Treasurer at Clean Harbors, Inc. as well as Chief Accounting Officer and Controller at Biogen Idec, Inc. Mr. Gagnon worked in a variety of senior positions at Deloitte & Touche, LLP, and PricewaterhouseCoopers, LLP. He holds an MBA from the MIT Sloan School of Management and a BA in Accounting from Bentley College.

Mr. Gagnon currently serves on the Board of Directors at Verastem Oncology and Purple Biotech.

About Bone Biologics

Bone Biologics was founded to pursue regenerative medicine for bone. The Company is undertaking work with select strategic partners that builds on the preclinical research of the Nell-1 protein. Bone Biologics is focusing development efforts for its bone graft substitute product on bone regeneration in spinal fusion procedures, while additionally having rights to trauma and osteoporosis applications. For more information, please visit www.bonebiologics.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements regarding the expected results and performance of Mr. Gagnon with the Company and the expected timing of enrollment in our pilot study with NB-1, as well as statements containing the words “will,” “prepare,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including, but not limited to, market and other conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contact:

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

# # #